UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

UV FLU TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)
_______________________________________________________________________________________ (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UV FLU TECHNOLOGIES, INC.

250 Parkway Drive, Suite 150

Lincolnshire, Illinois 60069

Dear Stockholder:

The board of directors of UV FLU TECHNOLOGIES, Inc., a Nevada corporation (the “Company”) is soliciting your consent on behalf of the Company to approve the following proposal (the “Proposal”), which has been approved by our board of directors:

To approve the amendment to Article 3 of the Articles of Incorporation of the Company to increase the number of shares of authorized common stock from 75,000,000 shares to 150,000,000 shares.

We are soliciting your approval of the Proposal by written consent in lieu of a meeting of stockholders because our board of directors believes that it is in the best interests of the Company and our stockholders to solicit the approval in the most cost effective manner. A form of written consent is enclosed for your use.

This consent solicitation statement and accompanying form of written consent will be sent or given to our stockholders from whom we are seeking consent on or about September 23, 2014. Our board of directors has fixed the close of business on September 18, 2014 as the record date (the “Record Date”) for determination of our stockholders that are entitled to give written consents. Only the stockholders of record on the Record Date are entitled to give written consent to the Proposals.

The written consent of stockholders representing a majority of the voting power of our outstanding common stock as of the Record Date is required to approve the Proposal.

Your consent is important regardless of the number of shares of our common stock that you hold. Although our board of directors has approved the Proposal, the Proposal requires the approval by the vote of our stockholders holding a majority of the voting power of our outstanding common stock as of the Record Date.

Our board of directors unanimously recommends that you consent to the Proposal. The Proposal will be approved by our stockholders when we have received written consents to the Proposal from stockholders representing a majority of the voting power of our outstanding common stock. If you approve the Proposal, please mark the enclosed written consent form to vote “For” the Proposal, and complete, date, sign and return your written consent to us.

September 23, 2014

Michael S. Ross, President

UV FLU TECHNOLOGIES, INC.
250 Parkway Drive, Suite 150
Lincolnshire, Illinois 60069
Phone: (508) 362-5455

Question and Answers about This Consent Solicitation

Why am I receiving these materials?

We are asking our stockholders to approve the following proposal by written consent:

To approve the amendment to Article 3 of the Articles of Incorporation of the Company to increase the number of shares of authorized common stock from 75,000,000 shares to 150,000,000 shares.

On September 18, 2014, our board of directors approved the Proposal and we are now seeking stockholder approval. Stockholder approval is required to effect the Proposal.

What is included in these materials?

These materials include:

•	this consent solicitation statement; and
•	the written consent form.

Important Notice Regarding the Availability of Materials for This Consent Solicitation

The materials listed above are also available at www.uvflutech.com.

What do I need to do now?

We urge you to carefully read and consider the information contained in this consent solicitation statement. We request that you send your written consent to the Proposal described in this consent solicitation statement.

Who can give the written consents?

Our board of directors has fixed the close of business on September 18, 2014 as the record date (the “Record Date”) for determination of our stockholders entitled to give written consents. If you were a stockholder of record on the Record Date, you are entitled to give written consent to the Proposal. As of the Record Date, there were 73,439,909 shares of our common stock issued and outstanding.

How many votes do I have?

You have one vote for each share of our common stock that you owned as of the Record Date.

How do I send my written consent?

If your shares are registered directly in your name with our transfer agent, Olde Monmouth Stock Transfer Co., Inc., please complete, date, sign, and return the enclosed written consent form via fax, email or mail to any of the following addresses:

•	MAIL: UV FLU TECHNOLOGIES, Inc., 250 Parkway Drive, Suite 150, Lincolnshire, Illinois 60069
•	FACSIMILE: (720) 293-6613
•	EMAIL: uvfluvote@gmail.com

If you hold your shares in “street name” and wish to send your written consent, you must follow the instructions given by your broker, bank, or other nominee or contact your broker or bank.

What is the difference between a stockholder of record and a “street name” holder?

If your shares are registered directly in your name with our transfer agent, Olde Monmouth Stock Transfer Co., Inc., then you are a stockholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a bank or other nominee, then the broker, bank, or other nominee is the stockholder of record with respect to those shares. However, you still are the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders need to follow the instructions located in the consent package you receive from your bank or broker.

What vote is required for the approval of the Proposal?

The Proposal will be approved by our stockholders if we receive written consents from stockholders holding a majority of the voting power as of the Record Date, or written consents representing at least 36,719,955 shares of our common stock.

How are votes counted?

A written consent form that has been signed, dated and delivered to us with the “For” box checked will constitute consent for the Proposal. A written consent form that has been signed, dated and delivered to us with the “Against” or “Abstain” boxes checked or without any of the boxes checked will be counted as a vote against the Proposal. Abstentions and broker non-votes will have the same effect as a vote against the Proposal.

A “broker non-vote” occurs when a broker, bank, or other nominee holding shares for a beneficial owner in street name does not vote on the Proposal because it does not have discretionary voting power with respect to the Proposal and has not received instructions with respect to the Proposal from the beneficial owner of those shares, despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions.

When is the approval of the Proposal effective?

The approval of our stockholders of the Proposal is effective when we receive the written consents to the Proposal from our stockholders representing a majority of the voting power of our outstanding common stock as of the Record Date.

How does the board of directors recommend that I vote?

Our board of directors recommends that you vote:

“For” approval of the amendment to Article 3 of the Articles of Incorporation of the Company to increase the number of shares of authorized common stock from 75,000,000 shares to 150,000,000 shares.

Can I revoke my written consent after sending it?

Yes. A written consent, once dated, signed and delivered to us, will remain effective unless and until revoked by a written notice of revocation dated, signed and delivered to us before the time that we have received written consents to the Proposal from our stockholders representing a majority of the voting power of our outstanding common stock as of the Record Date. Please send your notice of revocation by fax, email or mail via the same address that you would send your written consent, as disclosed elsewhere in this consent solicitation statement.

Do I have rights of appraisal or similar rights of dissenters with respect to the Proposal?

No. Neither Nevada law nor our articles of incorporation or bylaws provide our stockholders with rights of appraisal or similar rights of dissenters with respect to the Proposal.

Who pays for the expense of this consent solicitation?

We will be making the solicitation. We will pay for the expense of soliciting the written consents and the cost of preparing, assembling and mailing material in connection therewith. Copies of solicitation materials may be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to the beneficial owners. We may reimburse persons representing beneficial owners of our common stock for their costs of forwarding solicitation materials to the beneficial owners. Original solicitation of written consents by mail may be supplemented by telephone, facsimile, other approved electronic media or personal solicitation by our directors, officers, or regular employees. These individuals will receive no additional compensation for such services.

Forward-Looking Statements

This consent solicitation statement contains forward-looking statements. These statements relate to future events. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

OUTSTANDING VOTING STOCK OF THE COMPANY

As of the Record Date, there were 73,439,909 shares of common stock issued and outstanding. The common stock constitutes the only outstanding class of voting securities of the Company. Each share of common stock entitles the holder to one (1) vote on all matters submitted to the stockholders. Stockholders do not have cumulative voting rights or pre-emptive rights for the purchase of additional shares of capital stock. The additional shares of common stock for which authorization is now sought are identical to the shares of common stock now authorized.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of  the Record Date, the number and percentage of outstanding shares of our common stock owned by (i) each person known to us to beneficially own more than 5% of our outstanding common stock, (ii) each director, (iii) each named executive officer, and (iv) all executive officers and directors as a group.  Share ownership is deemed to include all shares that may be acquired through the exercise or conversion of any other security immediately or within the next 60 days.  Such shares that may be so acquired are also deemed outstanding for purposes of calculating the percentage of ownership for that individual or any group of which that individual is a member.  Unless otherwise indicated, the stockholders listed possess sole voting and investment power with respect to the shares shown.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percent of Class of Common Stock

Directors and Executive Officers
Michael S. Ross 1624 Park Avenue West Highland Park, Illinois 60035	4,420,000	5.24%

Thomas J. Mahowald 1624 Park Avenue West Highland Park, Illinois 60035	787,500	.93%

Glenn Bushee 1624 Park Avenue West Highland Park, Illinois 60035	243,750	0.32%
		0
Dr. Jerrold Leikin 1624 Park Avenue West Highland Park, Illinois 60035	0	0%

Jeremy Noonan 1624 Park Avenue West Highland Park, Illinois 60035	0	0%

All directors and executive officers as a group (5 persons)	5,451,250	6.47%

(1)	Unless otherwise noted, the security ownership disclosed in this table is of record and beneficial. Unless provided for otherwise, the address for each of the beneficial owners named below is the Company’s business address. Mr. Ross owns 920,000 shares of common stock, and an option to purchase 3.5 million shares at $.02 per share, which options are immediately exercisable.

(2)	Under Rule 13d-3 under the Exchange Act, shares not outstanding but subject to options, warrants, rights, conversion privileges pursuant to which such shares may be acquired in the next 60 days are deemed to be outstanding for the purpose of computing the percentage of outstanding shares owned by the persons having such rights, but are not deemed outstanding for the purpose of computing the percentage for such other persons.

We do not know of any other shareholder who has more than 5 percent of the issued shares.

There are no voting trusts or similar arrangements known to us whereby voting power is held by another party not named herein.  We know of no trusts, proxies, power of attorney, pooling arrangements, direct or indirect, or any other contract arrangement or device with the purpose or effect of divesting such person or persons of beneficial ownership of our common shares or preventing the vesting of such beneficial ownership.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of our company.

PROPOSAL

AMENDMENT OF THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK

Our board of directors believes that the increase in the number of authorized shares of our common stock is necessary to make available shares of common stock for future issuance by allowing the Company greater flexibility with respect to future actions involving the issuance of stock, including, without limitation, the raising of additional capital. The proposed amendment to the Articles of Incorporation increasing the authorized shares is set forth in the Certificate of Amendment attached to this Statement in substantial form as Exhibit A.

As of September 18, 2014, we have 73,439,909 shares of common stock outstanding and are authorized to issue 75,000,000 shares, leaving only 1,560,091 shares available for future issuances. The board would like the flexibility of having additional shares available for issuance in order to allow it to issue shares of stock in lieu of cash payments for services provided by third parties and employees, thus allowing it to preserve its cash. Michael Ross, as President of the Company, for example, is scheduled to receive his compensation in shares, of approximately 315,000 shares per quarter. In addition, the board may sell securities from time to time to raise money needed to continue its operations. Our board of directors further believes that the increase in the number of authorized shares of common stock will enable the Company to promptly take advantage of market conditions and the availability of favorable opportunities without the delay and expense associated with holding a special meeting of stockholders.

Our board of directors may authorize the issuance of any shares of common stock authorized but unissued without further shareholder approval. The issuance of such shares of common stock will be upon such terms as the board of directors determines. Such issuance could result in a significant dilution of the voting rights and the stockholders’ equity, of the existing shareholders and may adversely affect the market price for the common stock.

Issuance of additional common stock may have the effect of deterring or thwarting persons seeking to take control of the Company through a tender offer, proxy fight or otherwise or to bring about removal of incumbent management or a corporate transaction such as merger. For example, the issuance of common stock could be used to deter or prevent such a change of control through dilution of stock ownership of persons seeking to take control or by rendering a transaction proposed by such persons more difficult even if the person seeking to obtain control of the Company offers an above-market premium that is favored by a majority of the independent shareholders. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting right of persons seeking to cause such removal.

The increase in authorized shares of common stock is not in any way related to any current plans or intentions to enter into a merger, consolidation, acquisition or similar business transaction, as the Company has no current plans, proposals or arrangements at this time, written or otherwise, to issue any of the additional authorized shares of common stock in connection with a merger, consolidation, acquisition or similar business transaction.

In the event that the Amendment is approved by written consents of the shareholders, the Company may issue common stock of the Company pursuant to Regulation D promulgated under the Securities Act of 1933, as amended (17 CFR §230.501 et seq.) to raise capital to fund ongoing operations. The issuance of the securities will have no effect upon the rights of existing security holders, other than the dilutive nature of the transaction.

RECOMMENDATION OF THE BOARD FOR THE PROPOSAL:

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS
VOTE TO AMEND ARTICLE 3 OF THE ARTICLES OF INCORPORATION OF THE
COMPANY TO INCREASE THE NUMBER OF SHARES OF AUTHORIZED COMMON
STOCK FROM 75,000,000 TO 150,000,000 SHARES

INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS ACTED UPON

No director, officer, nominee for election as a director, associate of any director, officer of nominee of any other person has any substantial interest, direct or indirect, by security holdings or otherwise, resulting from the matters described herein which is not shared by all other stockholders pro rata in accordance with their respective interest, except that upon approval of the amendment to increase authorized shares, Mr. Ross’ option to purchase 3.5 million shares of common stock may be exercised.

MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

Market Information

Since inception, there has been a limited trading market for our common stock. Our common stock is listed on the OTC Bulletin Board (“OTCBB”) exchange under the symbol UVFT.OB. Our common stock has been listed on the OTCBB since November 12, 2009. Prior to that time, there was no public market for our common stock. The table below lists the high and low closing prices per share of our common stock for the past two years, as quoted on OTCBB.

Fiscal 2014	High	Low
First Quarter	$.02	$.08
Second Quarter	$.03	$.05
Third Quarter	$.03	$.04

Fiscal 2013	High	Low
First Quarter	$.07	$.03
Second Quarter	$.06	$.03
Third Quarter	$.09	$.03
Fourth Quarter	$.06	$.03

Fiscal 2012	High	Low
First Quarter	$.19	$.03
Second Quarter	$.15	$.08
Third Quarter	$.15	$.08
Fourth Quarter	$.10	$.04

Trading in our common stock has been sporadic and the quotations set forth above are not necessarily indicative of actual market conditions. All prices reflect inter-dealer prices without retail mark-up, mark-down, or commission and may not necessarily reflect actual transactions.

Dividends

We have not paid dividends to date and do not anticipate paying any dividends in the foreseeable future. Our board of directors intends to follow a policy of retaining earnings, if any, to finance our growth. The declaration and payment of dividends in the future will be determined by our board of directors in light of conditions then existing, including our earnings, financial condition, capital requirements and other factors.

Securities Authorized For Issuance under Equity Compensation Plans

There are no securities authorized for issuance under any equity compensation plans during the fiscal year ended September 30, 2013 or for the quarters ended December 31, 2013, March 31, 2014 or June 30, 2014. Michael Ross, as the Company’s President, intends to receive, upon approval of the board of directors, his compensation in the form of common stock each calendar quarter at a rate of $11,500 per quarter, based on the fair market value of the Company’s common stock at that time.

Purchases of Equity Securities by the Issuer and Affiliated Purchases

There were no issuer purchases of our equity securities during the fiscal year ended September 30, 2013 or for the quarters ended December 31, 2013, March 31, 2014 and June 30, 2014.

ADDITIONAL INFORMATION

We are subject to the informational reporting requirements of the Exchange Act and file reports, proxy statements and other information required under the Exchange Act with the SEC. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, DC 20549. Copies of such materials and information from the SEC can be obtained at existing published rates from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, DC 20549. The SEC also maintains a site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC which may be downloaded free of charge.

HOUSEHOLDING OF PROXY MATERIALS

The Securities and Exchange Commission permits companies and intermediaries such as brokers to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding”, potentially provides extra conveniences for stockholders and cost savings for companies.

Although we do not intend to household for our stockholders of record, some brokers household our proxy materials, delivering a single set of proxy materials to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate set of proxy materials, or if you are receiving multiple sets of proxy materials and wish to receive only one from your broker, please notify your broker.

STOCKHOLDER PROPOSALS

Stockholders may present proposals for action at a future meeting if they comply with SEC rules and state law. The Company has not set an annual meeting date. The Company will provide in a timely manner the date of the meeting, if any, and the dates for submitting nominees and shareholder proposals as soon as a date of an annual meeting is confirmed. We will provide notice of the meeting date on a quarterly report on Form 10-Q, or, if a more immediate notice is necessary, on a current report on Form 8-K. The meeting, if held, will not be held earlier than February 20, 2015.

Stockholder Proposals to be Included in the Proxy Statement

To be considered for inclusion in our proxy materials for the 2015 Annual Meeting of Stockholders, a stockholder proposal must be received in writing at our offices, 250 Parkway Drive, Suite 150, Lincolnshire, IL 60069 no later than 90 days before such meeting. Assuming a February 20, 2015 date, the materials must be provided no later than November 22, 2014.

Stockholder Proposals Not to be Included in the Proxy Statement

If you wish to make a stockholder proposal at the 2015 Annual Meeting of Stockholders that is not intended to be included in our proxy materials for that meeting, you generally must provide appropriate notice to us within 90 days before the meeting, or, assuming a February 20, 2015 meeting date, by December 22, 2014.

INCORPORATION OF FINANCIAL INFORMATION BY REFERENCE

We “incorporate by reference” into this Consent Solicitation Statement certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference into this information statement the following documents we have previously filed with the SEC:

•	Form 10-K for fiscal year ended September 30, 2013.
•	Form 10-Q for quarter ended December 31, 2013.
•	Form 10-Q for quarter ended March 31, 2014.
•	Form 10-Q for quarter ended June 30, 2014.

We will be mailing these items if requested through U.S. mail and electronically to shareholders being solicited and posting these items on our website for you to read and print. You may request an additional copy of these filings at no cost, by writing or telephoning us at the following address:

UV FLU TECHNOLOGIES, INC.
250 Parkway Drive, Suite 150 Lincolnshire, Illinois 60069 (508) 362-5455

WRITTEN CONSENT OF SHAREHOLDERS OF UV FLU TECHNOLOGIES, INC.
APPROVING AMENDMENT OF ARTICLES OF INCORPORATION

The undersigned shareholder(s) of UV FLU TECHNOLOGIES, Inc. (the “Company”) hereby vote:

☐ FOR	☐ AGAINST	☐ ABSTAINS
(check one)

to consent to the proposal to amend Article 3 of the Articles of Incorporation of the Company (the “Amendment”) to increase the number of shares of authorized common stock from 75,000,000 shares to 150,000,000 shares, as described in the accompanying Consent Solicitation Statement of the Company dated September 23, 2014.

By signing this written consent, a shareholder of the Company shall be deemed to have voted all shares of the Company’s common stock which he or she or it is entitled to vote in accordance with the specifications made above, with respect to the Amendment. If a shareholder signs and returns this written consent, but does not indicate thereon the manner in which the shareholder wishes to vote the shareholder’s shares with respect to the proposal described above, then such shareholder will be deemed to have given affirmative written consent “FOR” the proposal.

THIS WRITTEN CONSENT IS SOLICITED ON BEHALF OF THE COMPANY. THIS WRITTEN CONSENT MAY BE REVOKED AT ANY TIME PRIOR TO TERMINATION OF THE SOLICITATION PERIOD BY FILING A WRITTEN INSTRUMENT REVOKING THE CONSENT WITH THE COMPANY’S SECRETARY.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU GIVE YOUR AFFIRMATIVE WRITTEN CONSENT IN FAVOR OF APPROVAL OF THE AMENDMENT.

(Number of Shares)

Date:

(Print Name of Shareholder)	(Print Name of Joint Shareholder

(Signature of Shareholder)	(Signature of Joint Shareholder)

Please date this written consent and sign your name as it appears on your stock certificate. Executors, administrators, trustees, etc., should give their full titles. All joint owners should sign.

PLEASE RETURN THIS CONSENT BY ANY OF THE FOLLOWING METHODS:

•	MAIL: UV FLU TECHNOLOGIES, Inc., 250 Parkway Drive, Suite 150, Lincolnshire, Illinois 60069
•	FACSIMILE: (720) 293-6613
•	EMAIL: uvfluvote@gmail.com

EXHIBIT A

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

1.	Name of corporation:

UV FLU TECHNOLOGIES, Inc.

2.	The articles have been amended as follows (provide article numbers, if available):

Article 3 is hereby amended to read in its entirety as follows:

3. Shares: The amount of the total authorized capital stock of this corporation is One Hundred Fifty Million (150,000,000) shares, consisting of common stock with a par value of $.001.

3.	The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:

Total Shares voted in favor:

Total Voting Shares outstanding:

Percentage of Shares voted in favor:

4.	Effective date of filing (optional): upon filing.

5.	Signature: ____________________________________ Michael S. Ross, President